EXHIBIT 10.9
                     FIRST AMENDMENT TO THE
             1994 STOCK OPTION AND INCENTIVE PLAN
                      FOR KEY EMPLOYEES OF
                   REALTY INCOME CORPORATION,
                      AND RIC ADVISOR, INC.
             ------------------------------------

          THIS FIRST AMENDMENT ("Amendment") TO 1994 STOCK OPTION
AND INCENTIVE PLAN FOR KEY EMPLOYEES OF REALTY INCOME CORPORATION and RIC ADVISOR, INC. (the "Plan") is made as of June __, 1997, by Realty Income Corporation, a Delaware corporation (the
"Company").

                       W I T N E S S E T H
                       - - - - - - - - - -

          WHEREAS, the Board of Directors of the Company has determined that it is appropriate and in the best interests of the Company to amend the Plan as set forth herein;

          NOW, THEREFORE, in consideration of the foregoing recital, the Plan is hereby amended as set forth herein:

          (i) Capitalized terms used herein which are not otherwise defined herein but are defined in the Plan shall have the meanings given to such terms in the Plan.

          (j) Section 3.5 of the Plan is hereby amended and restated in its entirety as follows:

               "3.5  Grant of Non-Qualified Stock Options to
Independent Directors

               In addition to the Options granted by the Committee pursuant to Section 3.4 above, Non-Qualified Stock
Options shall be granted to Independent Directors pursuant to the following formula:

               (a) Each person who is an Independent Director on June __, 1997 or becomes an Independent Director thereafter shall automatically receive, on June __, 1997 if such director is an existing Independent Director or otherwise on the date such Independent Director is first elected or appointed, an option to purchase 5,000 shares of Common Stock, at an exercise price equal to the fair market value of the shares on the date of grant.


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               (b)  Every year during the term of the Plan
following June __, 1997 or the date on which such Independent Director is elected or appointed, as the case may be, on the date of the annual meeting of the shareholders of the Company, each Independent Director, if such person has continuously served as an Independent Director, shall automatically receive an option to purchase 5,000 shares of Common Stock, at an exercise price equal to the fair market value of the shares on the date of grant.

               (c) Options granted pursuant to subsections (a) and (b) above will vest upon the Optionee's continued service as an Independent Director at a rate of 5,000 shares per year measured from the date of grant.

               (d) Options granted pursuant to subsections (a) and (b) above will expire on the earlier of ten years from the date of grant or one year after an Independent Director's termination of service as an Independent Director."

          (k) Except as expressly provided in this Amendment, all of the terms, covenants, conditions, restrictions and other provisions contained in the Plan shall remain in full force and effect.

          IN WITNESS WHEREOF, the undersigned, being duly authorized to do so, has caused this Amendment to be executed as of the date first above written.

                                        REALTY INCOME CORPORATION

                                   By:
                                          -----------------------
                                   Name:  Michael R. Pfeiffer
                                   Title: Vice President, General
                                          Counsel and Secretary















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